UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 27, 2004

VALLEY FINANCIAL CORPORATION

VIRGINIA	000-28342	54-1702380
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

36 Church Avenue, S.W.

Roanoke, Virginia 24011

(Address of principal executive offices)

(540) 342-2265

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Filed by Valley Financial Corporation

Pursuant to Rule 135 and Item 1.01 of Form 8-K under the Securities Act of 1933

Subject Company: Valley Financial Corporation

Commission File No. 000-28342

FOR RELEASE 4:00 p.m. September 27, 2004

VALLEY FINANCIAL CORPORATION

36 Church Avenue, S.W.

Roanoke, Virginia 24011

For Further Information Contact:

Ellis L. Gutshall, President and Chief Executive Officer

A. Wayne Lewis, Executive Vice President and Chief Operating Officer

(540) 342-2265

VALLEY FINANCIAL CORPORATION ANNOUNCES STOCK SALE

ROANOKE, VIRGINIA. September 27, 2004 – Valley Financial Corporation (OTC – VYFC) announced today its plans to sell 275,000 shares of its authorized but unissued common stock, no par value, at $14.00 per share, in a private offering pursuant to an agreement with a local investor, Nicholas F. Taubman, and certain entities affiliated with the Taubman family. Valley Financial expects to register the shares with the Securities and Exchange Commission, which is a condition of the sale. Valley Financial and Mr. Taubman will split the registration costs equally. Mr. Taubman will own beneficially approximately 9.9% of the outstanding Valley Financial common stock when this sale is aggregated with his current holdings. Valley Financial expects the sale to be completed in the fourth quarter of 2004. The funds received will be added to the company’s capital account to fund general growth and operations. Mr. Taubman is a member of the board of directors, and former CEO, of Advance Auto Parts, Inc., another reporting company. A copy of the contract for this sale is attached as Exhibit 10 to this filing.

This release does not constitute an offer for sale of any securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION

Date: September 27, 2004	/s/ A. Wayne Lewis
A. Wayne Lewis, Executive Vice President